Consent of Independent Auditors
                        -------------------------------




               We have issued our report dated February 21, 2000 (except for Note 15, as to which the date is February 25, 2000), accompanying the consolidated financial statements and schedule included in the Annual Report of eLEC Communications, Inc. and Subidiaries on Form 10-K for the year ended November 30, 1999. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-19611 of eLEC Communications, Inc. on Form S-8 and in Registration Statements No. 333-77485 and 333-94535 of eLEC Communications, Inc. on Form S-3.


/s/NUSSBAUM YATES & WOLPOW, P.C.
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NUSSBAUM YATES & WOLPOW, P.C.

Melville, New York